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                                                                EXHIBIT 10.11(d)
                                                          Contract No. 31028000B




                              No-Notice Storage and
                    Transportation Delivery Service Agreement
                               Rate Schedule NNT-1

                                     between

                         COLORADO INTERSTATE GAS COMPANY

                                       and

                              GREELEY GAS COMPANY,
                     A DIVISION OF ATMOS ENERGY CORPORATION


                              Dated: APRIL 1, 2000


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         NO-NOTICE STORAGE AND TRANSPORTATION DELIVERY SERVICE AGREEMENT
                               RATE SCHEDULE NNT-1
--------------------------------------------------------------------------------

     The Parties identified below, in consideration of their mutual promises, agree as follows:

1.    TRANSPORTER: COLORADO INTERSTATE GAS COMPANY

2.    SHIPPER: GREELEY GAS COMPANY, A DIVISION OF ATMOS ENERGY CORPORATION

3. APPLICABLE TARIFF: Transporter's FERC Gas Tariff, First Revised Volume No. 1, as the same may be amended or superseded from time to time ("the Tariff").

4. CHANGES IN RATES AND TERMS: Transporter shall have the right to propose to the FERC changes in its rates and terms of service, and this Agreement shall be deemed to include any changes which are made effective pursuant to FERC Order or regulation or provisions of law, without prejudice to Shipper's right to protest the same.

5. TRANSPORTATION SERVICE: Transportation Service at and between Point of Withdrawal and Primary Point(s) of Delivery shall be on a firm basis. Delivery of quantities at Secondary Point(s) shall be in accordance with the Tariff.

6. DELIVERY: Transporter agrees to transport and deliver Delivery Quantities to Shipper (or for Shipper's account) at the Point(s) of Delivery identified in Exhibit "A."

7. RATES AND SURCHARGES: As set forth in Exhibit "B." For example, Transporter and Shipper may agree that a specified discount rate will apply: (a) only to certain specified firm service entitlements under this Agreement; (b) only if specified quantity levels are actually achieved under this Agreement (with higher rates, charges, and fees applicable to all quantities above those levels, or to all quantities under the Agreement if the specified levels are not achieved); (c) only to production reserves committed by the Shipper; (d) only during specified time periods; (e) only to specified Point(s) of Receipt, Point(s) of Delivery, mainline area segments, supply areas, transportation routes, or defined geographical areas; or (f) in a specified relationship to the quantities actually Delivered (i.e., that the rates shall be adjusted in a specified relationship to quantities actually Delivered); provided, however, that any such discounted rates set forth above shall be between the minimum and maximum rates applicable to the service provided under this Agreement.

8.    PEAK MONTH MDQ:  11,292 Dth per Day
      MAXIMUM AVAILABLE CAPACITY ("MAC"):  422,142 Dth
      MAXIMUM DAILY INJECTION QUANTITY ("MDIQ"): 2,814 Dth per Day MAXIMUM DAILY WITHDRAWAL QUANTITY ("MDWQ"): 11,292 Dth per Day

      All storage entitlements as stated herein (MAC, MDIQ, and MDWQ) are based on an Average Thermal Content of Gas in Storage of 1,000 Btu per cubic foot. The Available Daily Withdrawal Quantity ("ADWQ") and storage entitlements shall be subject to the General Terms and Conditions of the Tariff and stated on CIG's Xpress(R) system.

      REDUCTION OF MDQ. Effective May 1, 2002, and May 1 of any year thereafter through the term of this Agreement and subject to six months' prior written notice, Shipper shall have the right to reduce the MDQ under this Agreement subject to, and in accordance with, the following conditions and limitations:


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      (a)   The applicable regulatory or legislative body issues a final and nonappealable order allowing Shipper to permanently unbundle its merchant and transportation functions;

      (b) The following calculation shall be used to determine the amount of MDQ, if any, no longer needed by Shipper to provide service to the markets served by this Agreement resulting from sales volume losses due to unbundling ("Excess MDQ"):

                            EXCESS MDQ = (A X B) - C
            where:

            AS = The Shipper system served by Transporter under this Agreement, which is affected by unbundling.

            A = The average peak day usage factor on the AS (in Dth per customer).

            B = Sales customer losses by Shipper on the AS due to unbundling, excluding former Shipper sales customers being served by a Shipper affiliate.

            C = Any incremental transportation, gathering, and storage volumes contracted for by Shipper for the AS after the execution of this Agreement.

            The resulting value may not be negative and shall be rounded down to a whole number. However, should shipper demonstrate the loss of an individual sales customer whose estimated peak day demand exceeds 10 Dth, excluding former Shipper sales customers being served by a Shipper affiliate, then that volume shall be added to the Excess MDQ, provided that the total Excess MDQ from such individual customers is less than 1,000 Dth.

      (c) Despite Shipper's use of its best efforts to acquire state approvals for cost recovery to avoid incurring "stranded costs" (including amounts due Transporter under this Agreement related to Excess MDQ), the applicable regulatory or legislative body does not approve a mechanism which provides Shipper the opportunity to recover from its rate payers such stranded costs.

      (d) Despite Shipper's use of its best efforts to assign and/or release the Excess MDQ to recover the costs (if any) which Shipper was not afforded an opportunity to recover from its ratepayers under an approved mechanism, Shipper is unable to either so assign and/or release the Excess MDQ; and

      (e) Shipper has exercised all rights it has to reduce contract entitlements under all firm transportation, gathering, and storage agreements with parties other than Transporter under which agreements gas is provided to the AS; then

      (f) If the conditions set forth above have been satisfied, Shipper shall have the right to reduce the MDQ by an amount up to the Excess MDQ for the period from the effective date of Shipper's notice through a date designated by Shipper (not to exceed the date of termination of this Agreement). Provided, however, Transporter shall have the option, by notice delivered to Shipper within 45 days' of Transporter's receipt of Shipper's notice, to designate an equivalent volume of the firm contract capacity under Transporter firm transportation and/or storage agreement(s) serving the AS other than this Agreement for reduction in lieu of a reduction of the MDQ under this Agreement.

9.   TERM OF AGREEMENT:      Beginning: APRIL 1, 2000
                             Extending through: APRIL 30, 2005


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10.   NOTICES, STATEMENTS, AND BILLS:

         TO SHIPPER:
             INVOICES FOR TRANSPORTATION:
                Greeley Gas Company, a division of Atmos Energy Corporation P.O. Box 650205
                Dallas, Texas   75265-0205
                Attention: John Hack

             ALL NOTICES:
                Greeley Gas Company, a division of Atmos Energy Corporation P.O. Box 650205
                Dallas, Texas   75265-0205
                Attention: John Hack

         TO TRANSPORTER:
              See Payments, Notices, Nominations, and Points of Contact sheets in the Tariff.

11. SUPERSEDES AND CANCELS PRIOR AGREEMENT: When this Agreement becomes effective, it shall supersede and cancel the following agreement between the Parties: The No-Notice Storage and Transportation Delivery Service Agreement between Transporter and Shipper dated October 1, 1996, and referred to as Transporter's Agreement No. 31028000A.

12.   ADJUSTMENT TO RATE SCHEDULE NNT-1 AND/OR GENERAL TERMS AND CONDITIONS: N/A

13. INCORPORATION BY REFERENCE: This Agreement in all respects shall be subject to the provisions of Rate Schedule NNT-1 and to the applicable provisions of the General Terms and Conditions of the Tariff as filed with, and made effective by, the FERC as same may change from time to time (and as they may be amended pursuant to Section 12 of the Agreement).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.



TRANSPORTER:                              SHIPPER:

COLORADO INTERSTATE GAS COMPANY           GREELEY GAS COMPANY,
                                          A DIVISION OF ATMOS ENERGY CORPORATION


By: /s/ THOMAS L. PRICE                   By: /s/ GORDON J. ROY
   ----------------------------              -----------------------------------
       Thomas L. Price
       Vice President
                                                       Gordon J. Roy
                                             -----------------------------------
                                                    (Print or type name)

                                                       Vice President
                                             -----------------------------------
                                                    (Print or type title)



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